                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          First Community Corporation
--------------------------------------------------------------------------------
         (Name of Registrant as Specified in its Governing Instruments)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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4) Proposed maximum aggregate value of transaction:
                                                   -----------------------------
5) Total fee paid:
                  --------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
                          ------------------------------------------------------
2) Form, Schedule or Registration Statement No.:
                                                --------------------------------
3) Filing party:
                ----------------------------------------------------------------
4) Date filed:
              ------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           FIRST COMMUNITY CORPORATION
                              809 WEST MAIN STREET
                          ROGERSVILLE, TENNESSEE 37857

To the Shareholders of First Community Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of First Community Corporation (the "Company") will be held on April 21, 1999 at 6:00 p.m. at the main office of the Company, located at 809 West Main Street, Rogersville, Tennessee, for the following purposes:

(1) To elect nine directors to hold office for a period of one year and until their successors are elected and qualified;

(2) To consider and act upon a proposal to amend the Company's Charter to increase the Company's authorized Common Stock from 3,000,000 to 10,000,000 shares;

(3) To ratify the selection of Heathcott and Mullaly as the independent accountants and auditors for the Company; and

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 22, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By order of the Board of Directors,



John L. Campbell, Chairman

Rogersville, Tennessee
March 26, 1999

                                    IMPORTANT

Whether or not you plan to attend the Annual Meeting, it would be appreciated if you would complete, sign and promptly return the enclosed proxy in the self-addressed prepaid envelope enclosed prior to the meeting. This will not prevent you from voting in person, if you so desire.

                                 PROXY STATEMENT
                           FIRST COMMUNITY CORPORATION


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Community Corporation (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 809 West Main Street, Rogersville, Tennessee, on April 21, 1999 at 6:00 p.m. for the purposes set forth in the accompanying notice. A proxy may be revoked by the shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. This proxy statement and the accompanying form of proxy have been mailed on or about March 26, 1999. The information contained herein is as of the date of the accompanying notice unless otherwise indicated. This proxy solicitation is made by the Company and the expenses thereof will be borne directly or indirectly by the Company.

         The Company's principal executive office is located at 809 West Main Street, Rogersville, Tennessee 37857, and its telephone number at such address is (423) 272-5800.

                      OTHER MEETING AND VOTING INFORMATION

         The shares represented by such proxies will be voted in accordance with the choices specified therein. If no choice has been specified, the shares will be voted FOR election of the nominees for director named herein and FOR approval of the Charter amendment, and in the proxies' discretion on any other matter which may properly come before the Annual Meeting.

         The Board of Directors of the Company (the "Board") does not know of any other matters which will be presented for action at the Annual Meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment.

         As of the record date, the Company has outstanding 2,037,195 shares of its no par value common stock. Holders of common stock are entitled to one vote for each share of common stock held on all matters to come before the Annual Meeting. Only shareholders of record at the close of business on March 22, 1999, are entitled to vote at the Annual Meeting or any adjournment thereof.

         The affirmative vote of a plurality of the votes cast is required in the election of the nominees as directors and the affirmative vote of a majority of the votes cast is required for the approval of the Charter amendment.

                        PROPOSAL I: ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Company's Board of Directors shall consist of not less than three (3) nor more than fifteen (15) persons. The current Board of Directors consists of nine (9) members and those same nine (9) persons have been nominated for election as directors of the Bank. All nominees have consented to be named in this proxy statement and have agreed to serve if elected. All of the nominees are presently directors of the Company and (with the exception of Mark Gamble, who was elected by the Board) were elected at the Company's 1998 Annual Meeting. With the exception of Mr. Gamble, all of the directors have served as directors since the formation of the Company's predecessor in 1993.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of December 31, 1998 certain information with respect to the shares of the common stock of the Company beneficially owned by the shareholders known to the Company to own beneficially more than 5% of the shares and the shares of common stock beneficially owned by the Company's directors and executive officers and by all of its executive officers and directors as a group. The shares listed below and the percentage of ownership for each person named below have been calculated assuming that all presently exercisable options and options that will become exercisable within 60 days from the date of this table, that have been issued pursuant to any of the Company's stock option plans, have been exercised.

Name and Address of Beneficial Owners              Number of Shares Beneficially owned on 12/31/98 (%)
-------------------------------------              ---------------------------------------------------
         John L. Campbell(1)                                  177,195           (8.69%)
         306 Colonial Road
         Rogersville, TN 37857

         Melissa Lane Campbell(2)                              99,792           (4.87%)
         306 Colonial Road
         Rogersville, TN 37857

         Leland A. Davis(3)                                    22,500           (1.10%)
         5416 Orebank Road
         Kingsport, TN 37661

         Mark A. Gamble                                        21,000           (1.03%)
         1213 Nassau Drive
         Kingsport, TN 37660

         Kenneth E. Jenkins(4)                                127,650           (6.24%)
         8501 Stagecoach Road
         Bulls Gap, TN 37711

         Dr. David R. Johnson(5)                               31,350           (1.53%)
         2608 Suffolk Street
         Kingsport, TN 37660

         William J. Krickbaum(6)                              136,225           (6.68%)
         704 W. Hills Drive
         Rogersville, TN 37857

         Sidney K. Lawson(7)                                   85,425           (4.19%)
         P. O. Box 700
         Rogersville, TN  37857

         Tommy W. Young(8)                                     33,000           (1.62%)
         Route 4, Box 39
         Apartment #2
         Church Hill, TN 37642

         All Directors and
         Executive Officers
         as a group (nine persons)(9)                         661,942          (31.88%)

----------------

(1)  Includes 72,195 shares jointly owned by Mr. and Mrs. Campbell.

(2) Includes 17,097 shares held by the Robert S. Lane Family Trust over which Mrs. Campbell has voting control. Also includes the 72,195 shares jointly owned by Mr. and Mrs. Campbell, and 10,500 shares which Mrs. Campbell currently has a right to acquire under Company stock options.

(3) Includes 10,500 shares which Mr. Davis currently has a right to acquire under Company stock options.

(4) Includes 16,500 shares held by Mr. Jenkins' wife, as to which he disclaims beneficial ownership, and 1,800 shares which Mr. Jenkins currently has a right to acquire under Company stock options.

(5) Includes 4,284 shares held by Dr. Johnson's wife, as to which he disclaims beneficial ownership, and 10,500 shares which Dr. Johnson currently has a right to acquire under Company stock options.

(6) Includes 17,100 shares owned by Lyons Construction Company, all of the stock of which is owned by Mr. Krickbaum, and 34,800 shares owned by his two children. Also includes 3,075 shares which Mr. Krickbaum currently has a right to acquire under Company stock options.

(7) Includes 18,996 shares held by Mr. Lawson's wife, as to which he disclaims beneficial ownership.

(8) Includes 3,000 shares which Mr. Young currently has a right to acquire under Company stock options.

(9) Includes 39,375 shares which all officers and directors as a group currently have a right to acquire under Company stock options.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The names of the Company's directors and executive officers, together with certain information regarding them, are as follows:

         Name and Residence (age)              Company Position                 Principal Occupation
         ------------------------              ----------------                 --------------------
          John L. Campbell (48)             Chairman and President              Banker
          306 Colonial Road
          Rogersville, TN 37857

          Melissa Lane Campbell (41)                 Director                   Piano Teacher
          306 Colonial Road                                                     Spring House School of Music
          Rogersville, TN 37857

          Leland A. Davis (76)                       Director                   Real Estate Development
          5416 Orebank Road
          Kingsport, TN 37661

          Mark A. Gamble (44)                  Director and Executive           Banker
          1213 Nassau Drive                         Vice President
          Kingsport, TN 37660

          Kenneth E. Jenkins (73)                    Director                   Vice President
          8501 Stagecoach Road                                                  Stamco, Inc.
          Bulls Gap, TN 37711

          Name and Residence (age)              Company Position                Principal Occupation
          ------------------------              ----------------                --------------------
          Dr. David R. Johnson (47)                  Director                   Veterinarian
          2608 Suffolk Street                                                   Kingsport Veterinary Hospital
          Kingsport, TN 37660

          William J. Krickbaum (56)                  Director                   Bridge Construction
          704 West Hills Drive                                                  Lyons Construction Company
          Rogersville, TN 37857

          Sidney K. Lawson (55)                      Director                   Heavy Construction
          4151 Highway 11W                                                      Lawson Construction Company
          Rogersville, TN 37857

          Tommy W. Young (63)                        Director                   Utility District Manager
          1411 Robertson Blvd.                                                  Hawkins County Natural Gas
          Rogersville, TN 37857

Biographies of Directors and Officers

          John L. Campbell is the Chairman and President of the Bank. He is a graduate of Duke University and the Cornell Law School. He serves on various community and regional boards, including the East Tennessee State University Foundation, Greater Tri Cities Business Alliance, and ETSU Chair of Banking Advisory Board. Mr. Campbell is a member of the Tennessee Bankers Association Task Force on Credit Unions. He chairs the Executive Committee.

          Melissa Lane Campbell is the owner of the Spring House School of Music, and is the wife of John L. Campbell. She is a graduate of Hollins College and has a master's degree from University of North Carolina at Chapel Hill. She is certified by the Music Teachers National Association. She chairs the Audit Committee.

          Leland A. Davis owned Lee Davis Oil Company, an oil jobber. He is an active commercial real estate developer in Kingsport, Tennessee.

          Mark A. Gamble is the Bank's Executive Vice President and senior lending officer. He is a director of the Company and serves on the Loan, Year 2000 and Asset/Liability Committees of the Bank. Mr. Gamble began his career with First American Bank in the Tri-Cities, and came to First Community Bank after several years with the Resolution Trust Corporation.

          Kenneth E. Jenkins is the founder of Minco, Inc., a producer of industrial ceramic materials. After the sale of his business, Mr. Jenkins has remained active in investments in Morristown and Greeneville, Tennessee as well as farming. He chairs the Loan Committee.

          Dr. David R. Johnson is the owner of Kingsport Veterinary Hospital. He is active in the Rotary Club and other professional and civic enterprises.

          William J. Krickbaum is the President of Lyons Construction Company, Inc., handling heavy construction and bridge building. A registered engineer, Mr. Krickbaum is President and Manager of Tri-Cities Concrete Company, a ready mix concrete business. He chairs the Compensation Committee.

          Sidney K. Lawson is the President of Lawson Construction Company, Inc., a commercial contracting firm in Rogersville. Mr. Lawson is actively engaged in farming. He chairs the Investment Committee.

          Tommy W. Young is Manager of the Hawkins County Gas Utility District. He has served in numerous leadership capacities on civic charities and organizations, including chairmanship of the Rogersville/Hawkins County Chamber of Commerce, United Way and others. He is Vice-Chairman of the Hawkins County Industrial Commission.

Biographies of Key Personnel

          Matthew V. Branham is Vice President and Senior Operations Officer. Mr. Branham is a graduate of East Tennessee State University and a Kingsport native. Prior to joining First Community Bank, Mr. Branham worked for First American Bank and PRIMUS Automotive Financial Services, Inc.

          Steven M. Waller is Vice President and Retail Banking Manager. In charge of the bank's retail customer services and marketing functions, he also serves as manager of the Bank's East Main Street branch. He is a graduate of the Southeastern School of Banking at Vanderbilt University.

          Kaye M. Stewart is Vice President and loan officer. A 36-year banking veteran, Ms. Stewart worked at Citizens Union Bank for 22 years in branch management and consumer loans. She is a graduate of the Tennessee Bankers Association Consumer Lending School.

      PROPOSAL II: AMENDMENT TO CHARTER TO INCREASE AUTHORIZED COMMON STOCK

          The Board of Directors has adopted a resolution approving and recommending to the shareholders for their approval an amendment to the Company's Charter which would increase the number of authorized shares of Common Stock, no par value, from 3,000,000 shares to 10,000,000 shares. The following summary of the proposed amendment should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the proposed amendment which is attached hereto as Exhibit A.

Explanation of and Reasons for the Amendment

          The Board of Directors believes that it is advisable to increase the authorized number of shares of Common Stock in order to have such additional shares available for the Company for, among other things, possible issuances in connection with such activities as stock splits and stock dividends, implementation of employee benefit plans, public offerings of shares for cash, and acquisitions of other companies. As of January 31, 1999, the Company had a total of 2,037,195 shares of Common Stock outstanding, and in addition 178,875 shares of Common Stock were reserved for issuance under the Company's 1994 Stock Option Plan and the Outside Directors' Stock Option Plan. Except for the shares issuable under the Company's option plans described above, the Company has no agreements or understandings regarding the issuance of any shares of Common Stock.

          Under the provisions of the Tennessee Business Corporation Act, the Board of Directors generally may issue authorized but unissued shares of Common Stock without shareholder approval. Having a substantial number of authorized but unissued shares of Common Stock that is not reserved for specific purposes would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce the shareholders' equity per share and may reduce the percentage ownership of Common Stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders.

          When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

           Vote Required

           Under Tennessee law, the affirmative vote of the holders of a majority of the votes cast by the holders of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to adopt Proposal II.

          The Board of Directors recommends a vote FOR the proposed amendment to the Charter.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table summarizes the compensation paid or accrued during the three years ended December 31, 1998 to the Chief Executive Officer. There are no other officers of the Company or Bank whose total annual salary and bonus exceeds $100,000; accordingly, disclosure regarding executive compensation is provided in the below tables only with respect to the Chief Executive Officer. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive payouts during 1996, 1997 or 1998. There were no grants of options to purchase shares of the Company's common stock made in 1996, 1997, or 1998.

                                                             ANNUAL                  LONG TERM           ALL OTHER
                                                          COMPENSATION              COMPENSATION        COMPENSATION
                                                     ----------------------         ------------        ------------
                                          FISCAL      SALARY         BONUS             OPTIONS
NAME AND CURRENT POSITION                  YEAR         ($)           ($)                (#)                 ($)
--------------------------------          ------     --------       -------         ------------        ------------
John L. Campbell .......................   1998      $125,000       $33,000               -               $6,950(1)
  Chairman and Chief Executive
  Officer, Director                        1997      $110,000       $24,440               -               $6,550(1)

                                           1996      $104,000           -                 -               $6,550(1)

(1) Represents director's fees.

Option Grants in Last Fiscal Year

          The following table sets forth information concerning stock option grants to the Company's Chief Executive Officer during 1994. There were no grants during 1996, 1997, or 1998. All of the options shown below were exercised by the Executive during 1998.

                                     # OF SECURITIES             % OF TOTAL
                                   UNDERLYING OPTIONS        OPTIONS GRANTED TO         EXERCISE         EXPIRATION
NAME                                     GRANTED              EMPLOYEES IN 1994       PRICE ($/SH)           DATE
----                               ------------------        ------------------       ------------     --------------
John L. Campbell ............            105,000                   64.81%                 $4.50        April 28, 2004

Option Exercises and Values

          This table presents information as to the exercise of options by the named executive officer during 1998. The named executive officer did not hold any unexercised options at December 31, 1998. There were no SARs outstanding during 1998.

                                      SHARES ACQUIRED              VALUE
NAME                                  ON EXERCISE (#)           REALIZED ($)
----                                  ---------------          --------------
John L. Campbell ................         105,000              $1,207,500 (1)

(1) Dollar values were calculated by determining the difference between the price of the common stock on December 31, 1998 of $15.00 per share and the exercise price of such options.

Meetings of the Board of Directors and Committees

          The Board of Directors has established standing Executive, Audit, Loan, Investment and Compensation Committees. The Company does not have a standing nominating committee.

          Executive Committee. The Executive Committee, which is comprised of Messrs. Campbell, Krickbaum, Jenkins, and Young, generally may exercise the authority of the Board of Directors, to the extent permitted by law, in the management of the Company between meetings of the Board of Directors. During fiscal 1998, the Executive Committee met 4 times.

          Audit Committee. The Audit Committee, which is comprised of Mrs. Campbell and Messrs. Johnson, Krickbaum, Young, and Campbell, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. During fiscal 1998, the Audit Committee met 3 times.

          Compensation Committee. The Compensation Committee, which is comprised of Messrs. Krickbaum, Davis and Young, is responsible for establishing salaries, bonuses, and other compensation for the Company's officers and for administering the Company's stock option plans. During fiscal 1998, the Compensation Committee met 1 time.

          Loan Committee. The Loan Committee exercises loan approval authority within limits established by the Board of Directors. It is comprised of Messrs. Jenkins, Krickbaum, Campbell, and Mrs. Campbell. During 1997, the Loan Committee met 4 times.

          Investment Committee. The Investment Committee is responsible for the oversight of the investment portfolio and funding activities of the Company and is comprised of Messrs. Lawson, Davis and Campbell. During fiscal 1998, the Investment Committee met 2 times.

          During 1998, the Board of Directors met 13 times. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors and at least 75% of the total number of meetings of all of the committees on which he or she served.

Director Compensation

          Members of the Board of Directors receive a fee of $500 for each Bank board meeting attended, $500 for each Holding Company board meeting and $250 for each special board meeting, and are reimbursed for certain expenses incurred in serving as directors. In addition, board members who are not officers or employees of the Company receive a fee of $100 for each committee meeting attended, and inside directors receive a fee of $100 for each committee meeting attended after normal business hours. The outside directors of the Company in the past also received options under the First Community Corporation Outside Directors' Stock Option Plan. See "Stock Incentive Plans." The Company has an Unfunded Deferred Compensation Plan which generally provides directors with the opportunity to defer all or a portion of their regular director fees. Pursuant to the terms of the Unfunded Deferred Compensation Plan, a director may elect to invest any amounts deferred in life insurance, in which case the bank and the director enter into a split-dollar life insurance agreement.

Stock Incentive Plans

          The Company's Board of Directors and its shareholders have adopted and approved the 1994 Stock Option Plan (the "Employee Plan") and the Outside Directors' Stock Option Plan (the "Directors' Plan"). The Plans are intended to promote the interests of the Company and its shareholders, to improve the long-term financial performance of the Company, and to attract and retain the Company's management team by providing competitive financial incentives.

          1994 Stock Option Plan. The persons to whom options may be granted under the Employee Plan will be determined from time to time by the Company's Compensation Committee (the "Committee"). Officers and key employees of the Company and its subsidiary, as determined by the Board or the Committee, are eligible for grants of options.

          The Employee Plan provides for the granting of incentive stock options and non-statutory stock options. Incentive stock options offer employees the possibility of deferring taxes until the underlying shares of stock acquired upon exercise of the option are sold. For some of the Company's employees, the benefits of incentive stock options are outweighed by the disadvantages of certain restrictions imposed by the Internal Revenue Code. In addition, with non-statutory stock options, the Company receives a tax deduction at the time the employee recognizes ordinary income in an amount of such income to the employee. With incentive stock options, the Company does not receive a tax deduction at any time (assuming that the employee meets the holding period requirements for capital gain treatment).

          The Employee Plan is administered by the Committee. No person while a member of the Committee is eligible to be granted an option under the Employee Plan. Members of the Committee are appointed, and vacancies thereon filled, by the Board of Directors of the Company, and the Board has the power to remove members of the Committee.

          An aggregate of 225,000 shares of the Company's common stock, no par value, may be issued pursuant to the exercise of stock options by such officers and key employees of the Company and its subsidiary as the Committee may determine. As of December 31, 1998, options covering a total of 162,000 shares had been granted under the Employee Plan, and 132,756 of those had been exercised. There are no limitations on the number of shares of Common Stock which may be optioned to any one person, except that the aggregate fair market value (determined as of the time the option is granted) of Company Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under the Employee Plan (and any other incentive stock option plan of the Company or any subsidiary) may not exceed $100,000.

          Outside Directors' Stock Option Plan. The Directors' Plan provides that each person who was a non-employee director of the Company in April, 1994, will receive an option to purchase 7,500 shares of the Company's common stock, no par value. This option was exercisable immediately. In addition, on the first business day following the annual meeting of shareholders of each of the years 1994 through and including 1998, each outside director immediately following such annual meeting will be granted an option to purchase 1,500 shares of stock. These options will vest at a rate of 20% per year on the anniversary date of the annual meeting of shareholders. The exercise price of all options shall equal the fair market value of the Company's common stock on the date of grant.

          An aggregate of 150,000 shares are reserved for grants of options pursuant to the Directors' Plan. Shares subject to options which terminate or expire unexercised will be available for future option grants. The total number of shares subject to the Directors' Plan and the number covered under each individual option is subject to automatic adjustment in the event of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, as determined by the Board of Directors.

          If any non-employee director ceases to be a director as a result of death or total disability while holding an option that has not expired and has not been fully exercised, such person or such person's executors, administrators, heirs, personal representative, conservator, or distributees may, at any time within six months after the date of such death or total disability, exercise the option in its entirety with respect to all remaining shares covered by that option.

          The options under the Directors' Plan are nonstatutory options intended not to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The grant of options will not result in taxable income to the non-employee director or a tax deduction to the Company. The exercise of an option by a non-employee director will result in taxable ordinary income to the non-employee director and a corresponding deduction for the Company, in each case equal to the difference between the option price and the fair market value of the shares on the date the option is exercised.

          The Directors' Plan is administered by the Board of Directors who is authorized to interpret the Plan but has no authority with respect to the selection of directors to receive options or the option price for shares subject to the Directors' Plan. The Board has no authority to materially increase the benefits under the plan. The Board may amend the Directors' Plan as it shall deem advisable but may not, without further shareholder approval, increase the maximum number of shares under the plan or options granted thereunder, reduce the minimum option price, extend the period during which options may be granted or exercised, or change the class of persons eligible to receive options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company's directors and officers, as well as business organizations and individuals associated with them, are customers of the Bank. All loan transactions to such individuals and entities are made in the ordinary course of business and on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated borrowers and do not involve more than the normal risk of collectibility or present other unfavorable features.

          There are no cases in which aggregate extensions of credit outstanding to any one director or officer and his associates exceeds 10% of the equity capital of the Bank. At December 31, 1998, the total amount of loans to directors and executive officers was $2,695,394, or approximately 28% of shareholders' equity.


                        INDEPENDENT CERTIFIED ACCOUNTANTS

          Heathcott & Mullaly, certified public accountants, have been the Company's independent auditors since 1993 and reported on the Company's consolidated financial statements for the year-ended December 31, 1997. Heathcott & Mullaly is a member of the SEC practice section of the American Institute of Certified Public

Accountants Division for CPA firms. A representative of Heathcott & Mullaly is not expected to attend the Annual Meeting.

                              SHAREHOLDER PROPOSALS

          In order for the annual proposals by shareholders to be included in the 1999 proxy materials and to be considered for the 1999 Annual Meeting, all such proposals intended for presentation at the 1999 Annual Meeting must be mailed to John L. Campbell, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857 and must be received no later than November 24, 1999.

                          ANNUAL REPORT ON FORM 10-KSB

          To obtain a copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission (available without charge to shareholders), please write: John L. Campbell, President, First Community Corporation, 809 West Main Street, Rogersville, Tennessee 37857.

                                    EXHIBIT A

                      ARTICLES OF AMENDMENT TO THE CHARTER
                         OF FIRST COMMUNITY CORPORATION

                        CORPORATE CONTROL NUMBER: 0275304

          Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned, First Community Corporation, a Tennessee corporation (the "Corporation"), adopts the following Articles of Amendment to its Charter:

          1. The  name of the Corporation is First Community Corporation.

          2. The Charter is hereby amended by deleting Section 6 in its entirety and by substituting in lieu thereof the following new Section 6:

             "6. The number of shares of stock the Corporation is authorized to issue is:

                 (A) Ten Million (10,000,000) shares of Common Stock,
                     no par value.

                 (B) One Million (1,000,000) shares of Preferred Stock, no par value. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to divide any or all classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established."

          3. This Amendment is to be effective when filed by the Secretary of State.

          4. The Amendment was duly adopted on April 21, 1999 by the Shareholders of the Corporation.

Dated: April 21, 1999                      FIRST COMMUNITY CORPORATION


                                           By:
                                               ---------------------------------
                                               John L. Campbell, President

                                                                      Appendix A

                           FIRST COMMUNITY CORPORATION
                                      PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 21, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               (Please sign and return in the enclosed envelope.)

      The undersigned shareholder(s) of First Community Corporation (the "Corporation") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders, dated March 26, 1999, and hereby appoint(s) John L. Campbell Proxy of the undersigned, with full power of substitution and revocation, and authorize(s) him to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Corporation to be held on April 21, 1999, at 6:00 p.m., local time, at the main office of First Community Bank at 809 West Main Street, Rogersville, Tennessee, and any adjournment(s) thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Election of Directors.

      [ ] FOR all nominees named (except as crossed through)

      John L. Campbell           Mark A. Gamble            William J. Krickbaum
      Melissa Lane Campbell      Kenneth E. Jenkins        Sidney K. Lawson
      Leland A. Davis            Dr. David R. Johnson      Tommy W. Young

2. To amend the Company's Charter to increase the Company's authorized Common Stock from 3,000,000 to 10,000,000 shares.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. Ratification of selection of Heathcott & Mullaly as the independent accountants and auditors for the company.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

4. With discretionary authority on any other matter which properly comes before the meeting.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

PLEASE COMPLETE, DATE, PROPERLY SIGN, AND RETURN THIS PROXY PROMPTLY.

         This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made, it will be voted in favor of each of the proposals.

                                        [                              ]



                                        [                              ]



Date:                             Signed:
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